UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 5, 2008

MAJOR GOLD CORPORATION

(Exact Name of small business issuer as specified in its charter)

Wyoming

(State of Incorporation)

000-52965

(Commission File No.)

46-0521405

(IRS Employer ID Number)

Suite 7 – 217 Scott Street, St. Catharines, Ontario, L2N 1H5

 (Address of principal executive offices)

(416) 907-1040

(Registrant's telephone number, including area code)

c/o Wyoming Corporate Services Inc., 2710 Thomes Ave., Cheyenne, WY 82001

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4))

Item 5.01  Changes in Control of Registrant.

On December 5, 2008, Cliffside Investments LP (“Cliffside Investments”) purchased 9,250,000 shares of our common stock from Shawn Pecore, our Director, Secretary, and controlling shareholder for $1.  Cliffside Investments is an investment holding limited partnership. Cliffside Investments Inc. (“Cliffside”) is the general partner of Cliffside Investments and may be deemed to beneficially own securities owned by Cliffside Investments. Mr. Pecore is the sole officer and director of Cliffside and may be deemed to beneficially own securities owned by Cliffside.

The following table sets forth, as of the date of this prospectus, the total number of shares of common stock beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of his shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name of Beneficial Owner	Shares of Common Stock	Percent of Class

Common Stock	Cliffside Investments LP[1]	9,250,000	71.2%
	Suite 506 – 2255B Queen St. E.
	Toronto, Ontario, M4E 1G3

Common Stock	Shawn Pecore, Director and Secretary[1]	0	0%
	Suite 506 – 2255B Queen St. E.
	Toronto, Ontario, M4E 1G3

Common Stock	Jan Vrba, Director and President	3,500,000	26.9%
	Suite 7 – 217 Scott Street
	St. Catharines, Ontario, L2H 1H5

	All Officers and Directors	6,050,000	98.1%
	as a Group (2 persons)

[1]

Cliffside Investments LP (“Cliffside Investments”) is an investment holding limited partnership. Cliffside Investments Inc. (“Cliffside”) is the general partner of Cliffside Investments and may be deemed to beneficially own securities owned by Cliffside Investments. Shawn Pecore, our Director and Secretary, is the sole officer and director of Cliffside and may be deemed to beneficially own securities owned by Cliffside.

Item 9.  Financial Statements and Exhibits

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAJOR GOLD CORPORATION

By:  /s/ Shawn Pecore

Shawn Pecore

Director

Date: December 5, 2008